UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 1, 2012

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION (An Arizona Corporation) 88 E. Broadway Blvd. Tucson, AZ 85701 (520) 571-4000	86-0786732

1-5924	TUCSON ELECTRIC POWER COMPANY (An Arizona Corporation) 88 E. Broadway Blvd. Tucson, AZ 85701 (520) 571-4000	86-0062700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

As previously reported, Springerville Unit 1 is leased by Tucson Electric Power Company (TEP) under leases which expire in 2015 and which provide TEP with an option to purchase the lease interests upon the lease expiration at fair market value. In December 2011, TEP and the owner participants of the Springerville Unit 1 Leases completed a formal appraisal procedure with three appraisers in accordance with the lease agreements to determine the fair market value purchase price. The lease agreements provide that the purchase price determined through the appraisal procedure will be final and binding upon the parties. The aggregate purchase price for the owner participants’ lease interests was determined to be $159 million.

On April 26, 2012, TEP filed a petition to confirm the appraisal in the United States District Court for the District of Arizona naming the owner participants (Daimler Capital Services LLC, LDVFI TEP LLC, Alterna Springerville LLC, MWR Capital Inc. and Pacific Harbor Capital Inc.) and the owner trustee and co-trustee (Wilmington Trust Company and William J. Wade) as respondents. The petition states that TEP filed the petition since neither the owner participants nor the owner trustee and co-trustee have acknowledged that the purchase price determined by the appraisal procedure in December 2011 is final and binding and seeks an order from the court confirming the appraisal as an arbitration award under the Federal Arbitration Act.

On June 1, 2012, the owner participants filed a response in opposition to TEP’s petition. In their response, the owner participants allege that the appraisal procedure failed to yield a legitimate purchase price for the lease interests, stating, among other things, that not all of the three appraisers performed their appraisals in accordance with required standards. The owner participants request that the court dismiss the action and deny TEP’s petition on the grounds that there is not a present controversy for the court to decide, since, among other things, TEP has not exercised the purchase option. The owner participants also dispute TEP’s position that the appraisal procedure should be treated as an arbitration award for purposes of judicial review.

TEP believes that the appraisal procedure was properly conducted in accordance with the lease agreements and that the results are final and binding. TEP intends to vigorously pursue its legal remedies to confirm the results of the appraisal procedure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 4, 2012	UNS ENERGY CORPORATION (Registrant)

/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer

Date: June 4, 2012	TUCSON ELECTRIC POWER CORPORATION (Registrant)

/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer